UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEUDLE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Chicago Mercantile Exchange Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:

(4)	Date Filed:

On February 24, 2004, Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”) filed information available on its Web site regarding the Special Meeting of Class B shareholders. The following information on CME Holdings’ Web site was updated on March 15, 2004:

Percentage of RTH Trading Volume on GLOBEX® [links to the following information on CME Holdings’ Web site:]

FUNDAMENTAL BUSINESS DRIVERS	[LOGO OF CME]

Research and Product Development

March 15, 2004	Page 1 of 1

Eurodollar Electronic Activity Update

Trade of Eurodollar futures on the GLOBEX electronic trading platform is growing, even during Regular Trading Hours (RTH). The table below depicts a steady increase in the proportion of Eurodollar futures volume conducted on GLOBEX during Regular Trading Hours (RTH) in the first three nearby quarterly contract months. These proportions are provided on both a daily and a weekly basis.	Note that the proportion of volume traded on GLOBEX during RTH in March slipped slightly below 25% during the past week ending March 12th. The March 2004 contract was at 23.57% down from 28.97% the prior week; June rose to 31.37% up from 27.19%. September’s proportion rose to 26.41% up from 25.11%.

GLOBEX RTH Volume as % of Total RTH Volume

	March 2004		June 2004		September 2004
	Daily %	Weekly %	Daily %	Weekly %	Daily %	Weekly %
2/18/04	19.26%		14.07%		12.27%
2/19/04	24.15%		21.16%		21.52%
2/20/04	15.95%	21.48%	21.97%	18.70%	20.31%	17.30%
2/23/04	19.88%		17.02%		17.16%
2/24/04	20.67%		21.26%		23.28%
2/25/04	22.88%		31.34%		24.78%
2/26/04	35.54%		28.20%		25.15%
2/27/04	34.94%	26.52%	29.30%	25.67%	27.14%	23.54%
3/1/04	33.25%		33.55%		21.99%
3/2/04	22.35%		25.09%		25.62%
3/3/04	29.73%		28.49%		26.05%
3/4/04	24.87%		22.89%		26.44%
3/5/04	34.32%	28.97%	26.54%	27.19%	24.98%	25.11%
3/8/04	20.54%		30.50%		21.86%
3/9/04	18.56%		35.36%		26.31%
3/10/04	14.75%		28.14%		28.87%
3/11/04	19.26%		30.04%		28.90%
3/12/04	50.01%	23.57%	32.19%	31.37%	25.23%	26.41%

Notes

•	Trade types 2 and 5 during pit hours are included in RTH GLOBEX volume.
•	RTH GLOBEX volume + trade types 1 + March/June spreads are counted as Total RTH volume.
•	Thus, the calculation excludes most trade type 6s (Pit spreads) including packs, bundles and any other spreads that include contracts apart from March and June.

For more information, contact John Labuszewski, Director, Research & Product Development

at 312-466-7469; or, Peter Barker, Director, Interest Rate Marketing at 312-930-8554.

*      *      *

Chicago Mercantile Exchange Holdings Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) regarding the Special Meeting of shareholders to be held on March 16, 2004. In addition, Chicago Mercantile Exchange Holdings Inc. may be filing other relevant documents concerning the Special Meeting with the SEC. Shareholders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC because they contain, or will contain, important information about Chicago Mercantile Exchange Holdings Inc. and the Special Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Chicago Mercantile Exchange Holdings Inc. with the SEC, may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, shareholders may obtain copies of these documents by contacting Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Special Meeting.

Chicago Mercantile Exchange Holdings Inc., its directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the proposal. Information concerning the participants in the solicitation is set forth in the definitive proxy statement filed by Chicago Mercantile Exchange Holdings Inc. with the SEC on February 24, 2004.